77Q1(e)



NINTH AMENDMENT
TO AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT

      THIS AMENDMENT effective as of the 6th day of March, 2018 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, and amended as of October 21, 2004, July 29, 2005, July 13, 2007, March 10, 2008,
June 22, 2009, January 1, 2010, June 25, 2010 and May 8, 2017
(the "Agreement"), by and between Virtus Equity Trust, a Delaware statutory trust (the "Trust"), and Virtus Investment Advisers, Inc., a Massachusetts corporation (the "Adviser"), as follows:

1.	All references to the series Virtus Contrarian Value Fund
are hereby deleted.

2.	Virtus KAR Small-Mid Cap Core Fund will become a series of
the Trust (the "New Series")

3.	With respect to the New Series, the second reference to
November 30 in the second sentence of Section 13 of the Agreement is hereby changed to December 31.

4.	Schedule A is hereby deleted and Schedule A attached hereto
is substituted in its place.

5.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended.

6.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.



      IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers or other representatives.

VIRTUS EQUITY TRUST


By:    /s/ W. Patrick Bradley
Name:  W. Patrick Bradley
Title:    Executive Vice
President, Chief Financial
Officer  & Treasurer

VIRTUS INVESTMENT ADVISERS, INC.


By:    /s/ David G. Hanley
Name:  David G. Hanley
Title:   Senior Vice President and
Treasurer



SCHEDULE A

  Series                          Investment Advisory Fee


Virtus KAR Small-Cap Core Fund       0.75%
Virtus KAR Small-Cap Value Fund      0.70%




INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
1st $1 Billion
$1+ Billion through $2 Billion
$2+ Billion




Virtus Strategic Allocation Fund
0.55%
0.50%
0.45%
Virtus Rampart Enhanced Core Equity Fund
0.75%
0.70%
0.65%
Virtus KAR Mid-Cap Core Fund
0.80%
0.75%
0.70%
Virtus KAR Global Quality Dividend Fund
0.75%
0.70%
0.65%
Virtus KAR Capital Growth Fund
0.70%
0.65%
0.60%
Virtus Tactical Allocation Fund
0.70%
0.65%
0.60%







Virtus KAR Small-Cap Growth Fund

1st $400 Million
0.90%
$400+ Million through $1 Billion
0.85%
$1+ Billion
0.80%




Virtus KAR Mid-Cap Growth Fund
1st $500 Million
0.80%
Over $500 Million
0.70%


Virtus KAR Small-Mid Cap Core Fund
1st $1 Billion
0.75%
$1+ Billion
0.70%